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                                                                   EXHIBIT 10(V)

CATUITY INC. 2003 EXECUTIVE DIRECTOR STOCK PURCHASE PLAN

PURPOSE. The purpose of the Catuity Inc. 2003 Executive Director Stock Purchase Plan (the "Plan") is to provide a direct means for any Directors who are also executives of Catuity Inc. (the "Company") to use a portion of their cash compensation to purchase shares of common stock (the "Stock") of the Company, at the market price thereof.

COMMITTEE TO ADMINISTER PLAN. The Compensation Committee of the Board of Directors of the Company (the "Committee") shall administer the Plan. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

ELIGIBILITY. Participation under the Plan shall be open only to Executive Directors (the "Eligible Executives") of the Company. No purchase rights shall be granted under the Plan to any person who is not an Eligible Executive.

STOCK AVAILABLE FOR PLAN. Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan shall be made out of the Company's presently or hereafter authorized but unissued Stock. The maximum number of shares of Stock that may be purchased under the Plan is 100,000 shares and in no event may the number of shares be increased without shareholder approval.

EFFECTIVE DATES. This Plan shall become effective on the date it is approved by the Company's shareholders. The first Purchase Period under the Plan shall be the date of shareholder approval. The next Purchase Period shall commence on the day after shareholder approval and end on the last trading date of that month. Thereafter, and as long as the Plan remains in effect, a new Purchase Period shall commence on the first day of each calendar month and end on the last trading day of each such month. For purposes of the first Purchase Period, Eligible Executives shall be able to purchase shares with payroll deductions voluntarily foregone prior to the Plan's approval.

PARTICIPATION. An Eligible Executive at or prior to the first day of any Purchase Period may become a Participant as of such date by, prior to such date, completing and forwarding a payroll deduction authorization form (the "Authorization") to the Chief Financial Officer. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Purchase Period in which he or she is a Participant.

PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS. The Company and its Participating Subsidiaries will maintain payroll deduction accounts for all of the Participants. Payments made by Participants by payroll deduction shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $10 for each pay date, but not more than a maximum of twenty percent (20%) of the Participant's net earnings payable as wages, salary, and bonus compensation, after withholding or other deductions (" Net Earnings"), with respect to which payments are to be made to him or her by the Company or the Participating Subsidiary on such pay date. The Committee, in its discretion, may vary the Purchase Period and the payroll deduction period of Eligible Executives in a manner necessary or convenient for participation in the Plan by Eligible Executives of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Executives of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

CHANGES IN PAYROLL DEDUCTION. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Purchase Period, increase or decrease the Participant's payroll deduction by filing a new Authorization three months prior to the beginning of such Purchase Period.

TERMINATION OF PARTICIPATION; WITHDRAWAL OF FUNDS. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Purchase Period elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account (except for amounts foregone prior to the date of shareholder approval of the Plan, which are not payable to the Participants other than via shares under this Plan). Upon any termination by a Participant of participation, he or she shall cease to be a Participant, his or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not previously used to purchase Stock theretofore under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. Partial withdrawals of funds will not be permitted.


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PURCHASE OF SHARES. Each Participant during each Purchase Period under this Plan will as of the "Purchase Date" (as herein defined) purchase as many whole shares of Stock as may be purchased with the funds then in his or her Purchase Account. This purchase shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be the fair market value of a share of Stock on the "Purchase Date" (as herein defined). For purposes of this Plan, fair market value shall be the closing price on the Nasdaq or Australian Stock Exchange on the "Purchase Date" unless amended by the Committee as provided for herein. The first "Purchase Date" shall be the date of shareholder approval (as to amounts foregone and deferred prior to such date). Thereafter, the Purchase Dates shall be the last trading day of each Purchase Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall purchase the maximum whole number of shares possible with the Purchase Account funds at the purchase price. The Participant's Purchase Account shall be charged for the amount of the purchase, and a stock certificate shall be issued or an entry shall be made to the Participant's account maintained by the Company's transfer agent. Any residual balance, insufficient to purchase a whole share, which remains in the Purchase Account shall be used in the subsequent purchase period to purchase shares. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

REGISTRATION OF CERTIFICATES. Upon the request of a Participant during participation in the Plan, and upon a Participant's termination of participation, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan, if not previously issued, shall be issued and delivered to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

APPLICATION OF FUNDS. The Company or such Participating Subsidiary may use all funds received or held by the Company or a Participating Subsidiary under this Plan for any corporate purpose.

AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without shareholder approval, no amendment shall be made increasing the number of shares approved for this Plan (other than as provided in Section 4).

TERMINATION OF THE PLAN. Unless sooner terminated as hereinafter provided, this Plan shall terminate on August 31, 2004. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.


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